Exhibit 10.9.4
FIRST AMENDMENT TO THE
CNB HOLDINGS, INC.
AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN

THIS FIRST AMENDMENT is made as of March 16, 2005, by FIRST CAPITAL BANCORP, INC., a Georgia corporation (the “Company”).

WHEREAS, pursuant to a recent corporate transaction, the Company maintains sponsorship of the CNB Holdings, Inc. Amended and Restated Non-Qualified Stock Option Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to change its name to the First Capital Bancorp, Inc. Amended and Restated Non-Qualified Stock Option Plan and to modify its administration and payment upon exercise provisions.

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of March 16, 2005, as follows:

1.    By adding the following sentence to the end of Section C:

“To the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section K, the maximum number of shares of Stock with respect to which Options may be granted during any calendar year to any employee may not exceed 50,000. In applying this limitation, if an Option, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee’s 50,000 share limit for the appropriate calendar year.”

2.    By deleting the existing Section D and substituting therefor the following:

“D. Administration

The Plan shall be administered by a committee appointed by the Board or, in lieu of any such appointment, the full membership of the Board (the “Committee”). At such time as the Company becomes subject to any federal securities or exchange requirements, the Board shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended, and who satisfy the requirements of the national securities exchange or Nasdaq quotation or market system on which the Stock is then traded. The Committee shall be responsible for the operation of the Plan with respect to participation in the Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Committee shall be liable for any action or determination made by him in good faith. The Committee shall report its decisions with respect to the Plan to the Board on a reasonably regular basis.”

3.    By deleting the word “Board” each time it appears in Sections E, G and H and substituting therefor the word “Committee”.

4.    By deleting the existing Section G(2) and substituting therefor the following:

“2. Time and Method of Payment. The Option Price shall be paid in full (i) in cash; (ii) by delivery of mature shares of Stock having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise at the time an Option is exercised under the Plan; or (iii) in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934, as amended (Section 402 of the Sarbanes-Oxley Act of 2002) Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.”

5.    By deleting the existing Section K and substituting therefor the following:

“K. Effect on Change in Stock Subject to the Plan

The aggregate number of shares of Stock available for Options under the Plan, the aggregate limit on the number of shares which may be granted pursuant to Options to any employee in a single calendar year, the shares subject to any Option and the exercise price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (i) a subdivision or consolidation of shares or any other capital adjustment; (ii) the payment of a stock dividend; (iii) other increase or decrease in such shares effected without receipt of consideration by the Company; or (iv) any merger, recapitalization or other form of reorganization or corporate restructuring involving the Company. An Option shall pertain, apply and relate to the securities of any successor in the event of a corporate restructuring, subject to appropriate adjustment.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, effective as of the date first above written.

FIRST CAPITAL BANCORP, INC.

By: /s/ H. N. Padget, Jr.

Title: President and Chief Executive Officer

ATTEST:

By: /s/ Karen Sferratore

Title:  Senior Vice President